Exhibit 99.4

Dear Inspirato Team,

Following our recent public announcements, I am excited and deeply honored to introduce myself as your new CEO & Chairman of the Board at Inspirato. We are entering a transformative period filled with both significant changes and promising opportunities.

The investment from One Planet Group is a testament to the faith in our potential and provides a strong foundation for sustainable growth and innovation. As we navigate these changes, including the difficult decision to reduce our workforce, I am deeply committed to supporting everyone affected. My approach to leadership, deeply rooted in the principles of spiritual capitalism as detailed in my memoir, Crossing the Desert, is profoundly influenced by timeless spiritual values. These values of leading with love, innovation with intention, and work offered in the spirit of service to our fellow humans align closely with the ethos of Inspirato!

I understand the challenges that accompany change, and I am here to support each of you as we navigate this transition together. As we move forward, it’s vital to remain focused on our commitment to serving our members effectively, ensuring their satisfaction and continuing to drive revenue retention. We will strive to maintain a workplace that values collaboration and respect, where every voice is heard, and every contribution is crucial to our collective success and the outstanding service we provide to our customers.

I look forward to connecting with you during the upcoming Town Hall, learning from you, and achieving our shared goals. Together, we will chart a course towards a thriving and prosperous future for all members of the Inspirato family.

(payam’s signature image)

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the future financial or operating performance of Inspirato (the “Company”). In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this release include, but are not limited to, the Company’s ability to consummate the transactions described herein and satisfy applicable closing conditions, including stockholder approval, where applicable. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in the Company’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the risk of the Company’s stockholders not approving the transactions, the occurrence of any event, change or other circumstances that could result in the definitive investment agreement being terminated or the transactions not being completed on the terms reflected in the investment agreement, or at all, and uncertainties as to the timing of the consummation of the transactions; the ability of each party to consummate the transactions; and other risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2024. All information provided in this communication is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication.

Additional Information and Where to Find It

The Company, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with a special meeting (the “Special Meeting”) to approve a proposal to issue a portion of the securities contemplated by the transactions described herein. The Company plans to file a proxy statement (the “Special Meeting Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Special Meeting. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Special Meeting Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s proxy statement for the 2024 annual meeting of stockholders as filed with the SEC (the “2024 Proxy Statement”). To the extent that such participants’ holdings of the Company’s securities have changed since the amounts set forth in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4s filed with the SEC.

Promptly after filing the definitive Special Meeting Proxy Statement with the SEC, the Company will mail the definitive Special Meeting Proxy Statement and related proxy card to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Special Meeting will also be available, free of charge, at the Company’s investor relations website (https://investor.inspirato.com/) or by writing to the Company at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Investor Relations.